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EXHIBIT 10.1


[NEWMARKET CAPITAL GROUP, L.P. LETTERHEAD]


                                                              March 23, 1995

                                TERMS OF OFFER


BORROWER:                Woodenhead Productions, Ltd., a Bahamian single
                         purpose corporation (or a U.K. company acting as assignee of Woodenhead) formed to produce the motion picture currently entitled "THE LEGEND
                         OF PINOCCHIO" (the "Picture").

LENDER: Newmarket Capital Group, L.P. and/or such other lenders, if any, to which Newmarket may syndicate.

AGGREGATE LOAN
AMOUNT: 50% of the budget for the Picture, up to US $12,500,000 (Twelve Million Five Hundred
                         Thousand United States dollars) (the "Commitment Amount"), of which a certain portion shall be available solely as a reserve to pay interest and fees (including the commitment fee), costs and expenses (including legal fees) of the Lender, the exact amount of which shall be determined by the Lender prior to the initial advance under the loan facility, based on the cash flow schedule, distributor payment dates and final repayment date.

PURPOSE: To provide financing for production of the Picture, to star Martin Landau, to be directed by Steve Barron, to be produced by Raju Patel and to be executive produced by Peter Locke and Donald Kushner.

DISBURSEMENT:            Disbursement of the loan shall be made in accordance
                         with the budget and cash flow schedule for Picture approved by the completion guarantor.

COMMITMENT FEE:          To be payable upon loan closing as follows:

                         1) A fee in the amount of 2% of that portion of the loan collateralized (at loan closing) by Acceptable Pre-sales (as defined below).


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                         2)   A fee in the amount of 1.25% of that portion
                              of the loan collateralized (at loan closing) by the amount of the Kushner-Locke Stand-by
                              Letter of Credit (as defined below).

                         3) A fee in the amount of 2.5% of that portion of the loan collateralized (at loan closing) by the amount of the Kushner-Locke Corporate Guarantee (as defined below).

                         4)   The fee in the amount of 3.5% of that
                              portion of the loan collateralized (at loan closing) by Estimates for future territorial rights sales (as defined below).

                         5) The Lender shall also be entitled to the fees set forth in the section entitled "REPLACEMENT OF COLLATERAL" below.

ACCEPTABLE PRE-SALES:    Either 1) executed contracts supported by letters of
                         credit in form and substance and issued by banks satisfactory to Lender, 2) executed contracts from distributors considered by Lender in its sole discretion to be "undoubted" or 3) the net value of other executed distribution contracts after the face value of the minimum guarantees payable thereunder has been reduced by a discount factor determined by Lender in its sole discretion. The value of all such contracts shall be reduced by the amount of any withholding taxes payable in connection therewith.
                         In addition, all of such executed contracts must be accompanied by a fully executed customary Notice of Assignment and Distributor's Acceptance in form and substance satisfactory to Lender.

KUSHNER-LOCKE STAND-BY
LETTER OF CREDIT:        A Letter of Credit naming Lender as beneficiary
                         thereunder, issued by a bank satisfactory to Lender and drawable no later than thirty days prior to the Maturity Date of the facility, in face amount equal to one-third (1/3) of the amount by which the Commitment Amount exceeds Acceptable Pre-Sales


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                         as of the closing date, and subject to reduction
                         pursuant to the section entitled "REPLACEMENT
                         OF COLLATERAL" as set out below.

KUSHNER-LOCKE
CORPORATE GUARANTEE:     A Guarantee in form and substance satisfactory to
                         Lender, unconditionally guarantying all of the obligations of Borrower to Lender under the Facility, up to an amount which is equal to two-thirds (2/3) of the amount by which the Commitment
                         Amount exceeds Acceptable Pre-Sales as of the closing date, subject to the provisions regarding
                         Estimates set out in such section below and subject to reduction pursuant to the section entitled
                         "REPLACEMENT OF COLLATERAL" set out below.

ESTIMATES:               Written estimates from Kushner-Locke International
                         ("Sales Agent") setting forth the amount it expects in good faith to receive from the territories for which no executed distribution agreements exist on the closing date, which estimates shall be delivered to Lender on or before the closing date. Lender agrees that up to one half of the value of the Kushner-Locke Corporate Guarantee may be replaced by the value of the Estimates delivered to the Lender at closing, provided that:

                         OPTION (1): the Kushner-Locke Stand-By Letter of Credit has a face value of no less than $1,000,000; or

                         OPTION (2): the Acceptable Pre-Sales in place at closing date plus Estimates equate to 110% of the Aggregate Loan Amount and so long the "rolling average" of all pre-sales made up to the date of closing shall be no less than 100% of the original minimum estimates set forth for the pre-sales in the territories sold as set forth in Sales Agent's schedule of Estimates.

INTEREST RATE:           2.0% per annum in excess of 1- or 3-month Libor
                         Rate, at Borrower's option, payable monthly in arrears.


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COLLECTION FEE:          1% of all sums collected into the Collection Account
                         in excess of the amount required to fully repay all of the obligations of the Borrower to the Lender.

TERM MATURITY:           30 September 1996 or such earlier date as may be
                         agreed when taking into account the bonded delivery date, including any required period for force majeure and exigencies, a further 120 day period to account for delivery to Kushner-Locke and onward delivery to and collection of payments from foreign subdistributors.

SOURCE OF PRINCIPAL
REPAYMENT:               From all minimum guaranties, participations and
                         other proceeds from the distribution and exploitation of the Picture in all media, worldwide (excluding proceeds payable by Savoy Pictures, Inc. ("Savoy") pursuant to its Distribution Agreement with Borrower relating to domestic distribution of the Picture (the "Savoy Distribution Agreement") and excluding proceeds from the Czech Republic and Slovakia and any Eurimage payments or other
                         European subsidies payable to any co-production partner or which must be used as budgeted expenses), but including proceeds payable by distributors ("Distributors") pursuant to the
                         Distribution Agreements described on Exhibit A hereto, which must be Acceptable Pre-Sales of no less than $5,500,000 by closing (and the average of the minimum guarantees payable under such Acceptable Pre-Sales shall equal no less than the average minimum Estimates for the applicable territories as delivered to Lender).

                         Borrower will open a US dollar collection account at Bank of America or such other bank as is approved by Lender in its sole discretion (the "Collection Account") into which all Distributors of the Picture will be directed to pay the minimum guarantees and other proceeds from exploitation of the Picture. All amounts borrowed hereunder shall be repaid in US dollars.


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DOCUMENTATION:           a.  A loan agreement containing customary terms and
                             conditions, including without limitation delivery of weekly cost reports during principal photography and monthly cost reports thereafter and all customary documentation relating thereto.

                         b. Security Agreement giving Lender a first priority security interest (in the relevant jurisdiction) in and to all of Borrower's assets, including without limitation the Picture and all right, title and interest of Borrower in the Picture, including a mortgage of copyright in favor of the Lender and an undertaking to assign all future distribution agreements, if any, relating to the Picture.

                         c. Legal assignment of all existing and future distribution agreements relating to the Picture, including without limitation the distribution agreements with the Distributors relating to the Picture described in Source of Principal Repayment above.

                             All distribution agreements must be in a form pre-approved by the Lender and must include appropriate AFMA arbitration provisions.

                         d. Pledge of production bank accounts giving Lender a first priority security interest in and to the production bank accounts including notices to production bank evidencing such security interest.

                         e. A completion guarantee from either Film Finances, Inc. or International Film Guarantors, in form acceptable to Lender, which covers the entire loan, including financing costs and provides for a "strike price" equal to the amount of the budget for the Picture (less any interest/fee/cost reserve set out in the budget for the Picture) provided that Lender is satisfied regarding the


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                             cash flow arrangements made by Savoy or such other
                             amount as Lender may agree in its sole discretion.


                             The completion guarantor will undertake to deliver the Picture to all distributors in place at the time of closing of the facility (including those distributors listed in Source of Principal Repayment above), to deliver all elements of the Picture that are required to trigger payment of all minimum guarantees including, without limitation, all L/C trigger documents and to adopt all future deals subject to the completion guarantor's right to pre-approve the delivery terms.

                             To the extent that any distributor requires more than a notification of availability as a contractual requirement of its obligation to pay, only essential elements of the Picture covered by the completion guarantee may be included as conditions for payment in such distribution contracts for the Picture.

                         f. All usual insurance coverage for this type of production, including essential element insurance, if applicable, and E&O coverage with Lender named as additional insured or loss payee as applicable and a related notice to insurer.

                         g. Customary Interparty Agreement among Borrower, Completion Guarantor, Sales Agent and Lender (which provides for deferral by Sales Agent of all Sales Agent's fees and expenses, until the Lender has been repaid in full.

                         h.  Customary Intercreditor Agreement between
                             Lender and Savoy (or Savoy's financier, if applicable) regarding relative security positions.

                         i.  Customary Laboratory Pledgeholder Agreements.


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                         j.  Customary Notices of Assignment and Acceptance and
                             Acknowledgments among Lender, Borrower, Completion Guarantor, Sales Agent and each of the Distri-butors as sales are achieved.

                         k. Production budget, cashflow schedule and screen-play all as approved by completion guarantor and lender.

                         l. Any other reasonable documentation required by Lender in its sole discretion.

SECURITY:                All Borrower's assets including, without limitation,
                         all of Borrower's right, title and interest in the Picture and legal assignment of all current and any future distribution agreements (excluding the Savoy
                         Agreement) relating thereto.

REPLACEMENT OF
COLLATERAL:              Lender agrees that upon delivery to Lender of
                         Acceptable Pre-Sales (in the case of option (1) below and subject to the requirements stated therein) or any additional pre-sales made between Sales Agent and distributors (in the case of option
                         (2) below and subject to the requirements stated therein) in form and substance satisfactory to Lender, Lender shall (at the election of the Borrower) reduce (less any withholding taxes or other deductions which distributor may be entitled to make) the amount of the Kushner-Locke Corporate
                         Guarantee and/or the Kushner-Locke Stand-by Letter of
                         Credit in the manner described in the applicable
                         Option (1) or (2) below.

                         Prior to any reductions as described below in the Kushner-Locke Corporate Guarantee and/or Kushner-Locke Stand-by Letter of Credit, the Completion Guarantor must agree in writing to guarantee the delivery of the Picture pursuant to any distribution agreement being used as replacement collateral as amended by the applicable Notice of Assignment and Acceptance.


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                         Immediately upon any substitution of the Kushner-
                         Locke Stand-by Letter of Credit, the Lender shall be entitled to an additional fee of three quarters of one-percent (0.75%) of the amount by which the Kushner-Locke Stand-by Letter of Credit is reduced, which amount the Lender shall be entitled to advance out of the interest/fee/cost reserve for the Picture.

                         OPTION (1):   Provided that all of the Estimates
                         which are being banked have first been replaced with Acceptable Pre-Sales, the face amount of the Kushner-Locke Stand-By Letter of Credit and the amount of the Kushner-Locke Corporate Guarantee shall be reduced on a pro rata and pari passu basis in an amount equal to all Acceptable Pre-Sales delivered by Borrower to Lender subsequent to the closing date provided that at the time of such reduction, the amount of the Acceptable Pre-Sales together with the amount of the Estimates for remaining unsold territories shall at all times equal or exceed 110% of the Commitment Amount.

                         OPTION (2):   Provided that all of the Estimates
                         which are being banked have first been replaced with Acceptable Pre-Sales, the amount of the Kushner-
                         Locke Corporate Guaranty and then, subsequently the face amount of the Kushner-Locke Stand-By
                         Letter of Credit, shall be reduced by the face amount of any executed distribution agreements delivered to Lender (together with applicable Notices of Assignment) so long as (1) the "rolling average" of all pre-sales made up to the date of such reduction shall be no less than 110% of the minimum estimates set forth for the pre-sales in the territories sold as set forth in the Sales Agent's schedule of Estimates,
                         (2) the pre-sales in the "Major Territories" (i.e., U.K., Germany, France, Spain, Italy, Japan and Australia) are all Acceptable Pre-Sales and (3) the Kushner-Locke Stand-By Letter of Credit shall in no event be reduced to less than $750,000. Lender agrees that it shall release the final $750,000 of the Kushner-Locke Stand-By Letter of Credit at such time as Acceptable Pre-Sales equal and/or exceed the Commitment Amount.

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CONDITIONS PRECEDENT:    a.  All of the documentation referred to above to be
                             completed and executed in form and substance satisfactory to Lender and its counsel.

                         b.  Executed Distribution Agreement between
                             Savoy and Borrower in form and substance satisfactory to Lender and providing, inter alia, for the payment of a minimum guarantee in an amount equal to the budget of the Picture less Lender's commitment payable during production (in accordance with the approved cashflow for the Picture) pro rata and pari passu with drawdown under the loan.

                         c.  Executed Distribution Agreements and/or
                             binding Deal Memoranda in form and substance satisfactory to Lender with each of the Distributors.

                         d. Executed U.K./France Co-Production Agreement in form and substance satisfactory to Lender, if applicable.

                         e. Executed Sales Agency Agreement between Sales Agent and Borrower in form and substance satisfactory to Lender.

                         f. Statement by Sales Agent setting forth the amount of the minimum guaranties for the Acceptable Pre-Sales together with estimates for the unsold distribution rights in the Picture (other than the U.S. and Canada and the Czech Republic and Slovakia) which aggregate to no less than 110% of the Commitment Amount.

                         g. Approval of chain of title for the Picture by counsel to the Lender.

                         h.  Kushner-Locke Corporate Guarantee.


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                         i.  Kushner-Locke Stand-By Letter of Credit.

                         j. Forward exchange contracts to protect against currency fluctuations or other arrangements acceptable to Lender to provide sufficient U.S. currency at closing to meet "strike price" set out in the completion guaranty.

                         k. Closing to occur no later than June 30, 1995, with no material adverse changes affecting the Borrower, Savoy, Kushner-Locke, the Sales Agent, Distributors, any bank(s) issuing letters of credit in favor of Lender, Completion Guarantor, or the Picture prior thereto.

OTHER CONDITIONS:        To the extent that the Commitment Amount is not
                         fully collateralized at closing, the Sales Agent will be required to warrant its best efforts to sell all unsold territories of the Picture in a timely manner for minimum guarantees and on terms at least in line with its "Worst Case" estimates. It will consult regularly with the Lender and its representatives on the status and progress of all negotiations in the principal unsold territories, and will obtain the Lender's approval for all future sales in those principal territories. It will be an event of default under the loan agreement if the Commitment
                         Amount is not fully collateralized by Acceptable
                         Pre-Sales and the Kushner-Locke Stand-By Letter of Credit by November 30, 1995 and the Lender will then have the right (but not the obligation) to replace the Sales Agent for the then unsold territories.

FURTHER INVESTIGATION:   As a result of further investigation by the Lender and
                         its counsel, information of which the Lender is not currently aware may be revealed and/or certain impediments to closing may come to the Lender's attention, and while our mutual efforts will be directed at closing this transaction, the Lender may require the structure of this transaction to be altered or modified.


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COSTS AND EXPENSES:      Based solely upon the mutual execution of this
                         Terms of Offer, Borrower agrees that all reasonable legal and out of pocket costs incurred by the Lender in respect to this facility will be reimbursed by Borrower, whether or not this transaction is hereafter documented and executed and whether or not this transaction is hereafter documented and executed and whether or not the facility is drawn down.

This proposal will remain open until [          , 1995] and if Borrower has not
indicated its acceptance of the terms hereof by execution in the space provided below and our receipt thereof by the end of business on such date, this offer will automatically expire and be of no further force and effect. Lender's commitment to lend hereunder will expire and be of no further force and effect
if the transaction described herein does not close by [          , 1995].


                                       NEWMARKET CAPITAL GROUP, L.P.
                                       By: BFB, LLC.
                                       Its Managing General Partner


                                       By: [Signature of            ]
                                              Its: C.O.O.


ACCEPTED AND AGREED:
WOODENHEAD PRODUCTIONS, LTD.



By:
      Its:












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